SECURITIES AND EXCHANGE COMMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 13, 1999

                            SONICS & MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE (State or Other Jurisdiction of Incorporation)

         0-20573                                        06-0854713
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               53 Church Hill Road
                                   Newtown, CT
                    (Address of Principal Executive Offices)

                                      06470
                                   (Zip Code)
                                 (203) 270-4600
              (Registrant's Telephone Number, including area code)

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ITEM 5. OTHER EVENTS.

      On April 13, 1999, Sonics & Materials, Inc. (the "Company") received notice from Nasdaq-Amex Group ("Nasdaq") that the Company's securities would be delisted from the Nasdaq SmallCap Market effective with the close of business April 13, 1999 for failure to comply with the bid price and market value of public float requirements, as set forth in Nasdaq Marketplace Rules. The minimum bid price required by the Nasdaq SmallCap Market is $1.00, and the minimum market value of the public float required by the Nasdaq SmallCap Market is $1,000,000. On April 12, 1999, the closing bid price of the Company's stock was $0.50 per share; consequently the market value of the public float was $522,500.

      The Company began trading on the OTC Bulletin Board on April 14, 1999.

      The Company's common stock and warrants continue to be traded under the symbols "SIMA" and "SIMAW," respectively.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SONICS & MATERIALS, INC.


Date: April 27, 1999                       By: /s/ Robert S. Soloff
                                               ---------------------------------
                                               Name:  Robert S. Soloff
                                               Title: Chief Executive Officer